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                                                                EXHIBIT 3(a)(ii)

                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                                       AND

                  AMERICAN GENERAL EQUITY SERVICES CORPORATION

THIS DISTRIBUTION AGREEMENT (this "Agreement") is made by and between AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation (the "Company") and AMERICAN GENERAL EQUITY SERVICES CORPORATION (f/k/a FRANKLIN FINANCIAL SERVICES CORPORATION), a Delaware corporation ("AGESC").

                                   WITNESSETH:

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

FIRST: The Company hereby grants AGESC a non-exclusive right to promote the sale
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of the Company's variable life insurance policies and certificates and variable annuity contracts and certificates, as applicable, listed on Schedule A attached
                                                             ----------
hereto and made a part hereof (the "Contracts") to the public through investment dealers which are members of the National Association of Securities Dealers, Inc. (or exempt from such registration) in U. S. states and other jurisdictions where the Company is licensed. The Company and AGESC agree that upon thirty (30) days written notice to AGESC by the Company, the Company may revise Schedule A
                                                                    ----------
to include additional registered products of the Company; provided, however, that AGESC shall have the right to reject such revisions to Schedule A, by so
                                                            ----------
advising the Company in writing within such thirty (30) days notice period.

SECOND: AGESC hereby accepts the grant made herein for the sale of the Contracts
------
and agrees that it will use its best efforts to promote the sale of such Contracts; provided, however, that:

         A. AGESC may, and when requested by the Company, shall suspend its efforts to promote the sale of the Contracts at any time AGESC or the Company believes sales should be suspended because of market conditions, other economic considerations, or other circumstances of any kind; and

         B. The Company may withdraw the offering of the Contracts at any time.

THIRD:  The Company shall bear:
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         A.   The expenses of printing and distributing registration statements and prospectuses of the Separate Account and the Contracts;

         B. The expenses of state and federal qualification of such contracts for sale in connection with such offerings;

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         C.   All legal expenses in connection with the foregoing; and

         D.   Any other expenses which may be deemed mutually appropriate.

FOURTH: The solicitation of the Contracts shall be made by investment dealers or
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their sales representatives who are also life insurance and variable contract licensed agents appointed to represent the Company.

AGESC shall bear such costs of obtaining insurance department licenses and appointment fees for registered representatives as may be mutually agreed upon between the parties hereto from time to time. For its costs in the promotion of the sale of the Contracts, including its administrative and ministerial costs, AGESC shall receive the percentage of gross purchase payments received by the Company or of the accumulation value held by the Company, as indicated in Schedule A.

FIFTH: The Company agrees to maintain all books and records in connection with
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the sale of the Contracts on behalf of AGESC in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the Contracts.

SIXTH:  A  transaction  statement for each purchase payment for a Contract will
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be sent to the  Contract  owner by the  Company as required.  The transaction statement will reflect the facts of the transaction.

SEVENTH: The Company and AGESC shall each comply with all applicable federal and
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state laws, rules, and regulations governing the issuance and sale of the
Contracts.

EIGHTH: The Company agrees to indemnify AGESC against any and all claims,
------
liabilities, and expenses which AGESC may incur due to any alleged untrue statements of a material fact, or any alleged omission to state a material fact in the registration statement or prospectus of the Company's Separate Account(s) used in connection with the offering and sale of the Contracts. AGESC agrees to indemnify the Company against any and all claims, demands, liabilities, and expenses which the Company may incur arising out of or based upon any act of an employee of AGESC.

NINTH: Nothing contained herein shall require the Company or AGESC to take any
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action contrary to any provision of its charter or any applicable statutes, regulation, or rule of the National Association of Securities Dealers, Inc.

TENTH: This Agreement shall supersede all prior agreements of the parties,
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whether written or oral, with respect to sale of the Contracts issued on or after the effective date of this Agreement.

ELEVENTH:  This  Agreement shall become effective as of October 1, 2002, and
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shall continue in force and effect from year to year thereafter.

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TWELFTH: This Agreement may be terminated at any time by either party, without
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the payment of any penalty, upon thirty (30) days prior notice in writing to the other party.

THIRTEENTH:  This Agreement shall be binding upon the successors and assigns of
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the parties hereto.


FOURTEENTH: Any notice under this Agreement shall be in writing addressed,
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delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:    _________________________________               Date:    October 1, 2002






AMERICAN GENERAL EQUITY SERVICES CORPORATION

By:    _________________________________               Date:    October 1, 2002


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